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                                                                EXHIBIT 99(a)(7)



            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER--Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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                              Give the                                                                Give the EM-
                              SOCIAL                                                                  PLOYER IDENTI-
 For this type of account:    SECURITY                        For this type of account:               FICATION number
                              number of--                                                             of--
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
 1.  An individual's          The individual                   9.  A valid trust, estate, or          Legal entity (Do not
     account                                                       pension trust                      furnish the identification
                                                                                                      number of the personal
 2.  Two or more              The actual owner of the                                                 representative or trustee
     individuals (joint       account or, if combined                                                 unless the legal entity
     account)                 funds, the first                                                        itself is not designated
                              individual on the account(1)                                            in the account title.)(4)

 3.  Husband and wife         The actual owner of the          10. Corporate account                  The corporation
     (joint account)          account or, if joint
                              funds, either person(1)          11. Association, club, religious,      The organization
                                                                   charitable, educational
 4.  Custodian account of a   The minor(2)                         organization or other tax-exempt
     minor (Uniform Gift to                                        organization account
     Minors Act)
                                                               12. Partnership account                The partnership
 5.  a.  The usual            The grantor-trustee(1)
         revocable savings                                     13. A broker or registered nominee     The broker or nominee
         trust account
         (grantor is also                                      14. Account with the Department of     The public entity
         trustee)                                                  Agriculture in the name of a
                                                                   public entity (such as a State
     b.  So-called trust      The actual owner(1)                  or local government, school
         account that is                                           district, or prison) that
         not a legal or                                            receives agricultural program
         valid trust under                                         payments
         State law

 6.  Sole proprietorship      The owner(3)
     account

 7.  Account in the name of   The ward, minor or
     guardian or committee    incompetent person(5)
     for a designated ward,
     minor or incompetent
     person

 8.  Adult and minor (joint   The adult or, if the minor
     account)                 is the only contributor,
                              the minor(1)
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(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.  You may also list the name of the business.
    You may use either the social security or employer identification number.
(4) List first and circle the name of the legal trust, estate, or pension trust.
(5) Circle the ward's, minor's or incompetent person's name and furnish such person's social security number.

NOTE: If no name is circled when there is more than one name, the number will be considered to be that of the first name listed.
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            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                         NUMBER ON SUBSTITUTE FORM W-9


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
OBTAINING A NUMBER                                                  *    Payments to partnerships not engaged in a trade or
                                                                         business in the U.S. and which have at least one
If you don't have a taxpayer identification number ("TIN")               nonresident partner.
or you don't know your number, obtain Form SS-5,
Application for a Social Security Number Card, or Form SS-          *    Payments of patronage dividends where the amount
4, Application for Employer Identification Number, at the                received is not paid in money.
local office of the Social Security Administration or the
Internal Revenue Service and apply for a number.                    *    Payments made by certain foreign organizations.

PAYEES EXEMPT FROM BACKUP WITHHOLDING                               Payment of interest not generally subject to backup
                                                                    withholding include the following:
Payees specifically exempted from backup withholding and
information reporting on MOST payments include the                  *    Payments of interest on obligations issued by
following:                                                               individuals.

1.   A corporation.                                                 NOTE:  You may be subject to withholding if this interest
                                                                    is $600 or more and is paid in the course of the payer's
2.   A financial institution.                                       trade or business and you have not provided your correct
                                                                    TIN to the payer.
3.   An organization exempt from tax under section 501(a),
     or an individual retirement plan, or a custodial               *    Payments of tax-exempt interest (including exempt
     account under section 403(b)(7).                                    interest dividends under section 852).

4.   The United States or any agency or instrumentality             *    Payments described in section 6049(b)(5) to
     thereof.                                                            nonresident aliens.

5.   A State, the District of Columbia, a possession of the         *    Payments on tax-free covenant bonds under section
     United States, or any subdivision or instrumentality                1451.
     thereof.
                                                                    *    Payments made by certain foreign organizations.
6.   A foreign government, a political subdivision of a
     foreign government, or any agency or instrumentality           *    Payments of mortgage interest.
     thereof.
                                                                    Exempt payees described above should file Form W-9 to avoid
7.   An international organization or any agency or                 possible erroneous backup withholding.  FILE THIS FORM WITH
     instrumentality thereof.                                       THE PAYER, FURNISH YOUR TAXPAYER IDENTIFICATION NUMBER,
                                                                    WRITE "EXEMPT" ON THE FACE OF THE FORM, SIGN AND DATE THE
8.   A registered dealer in securities or commodities               FORM AND RETURN IT TO THE PAYER.  Nonresident aliens and
     registered in the US. or a possession of the U.S.              foreign entities not subject to backup withholding should
                                                                    also furnish a completed Form W-8.
9.   A real estate investment trust.
                                                                    Certain payments other than interest, dividends, and
10.  A common trust fund operated by a bank under section           patronage dividends that are not subject to information
     584(a).                                                        reporting are also not subject to backup withholding.  For details, see the regulations under section 6041, 6041A(a),
11.  An exempt charitable remainder trust, or a non-exempt          6042, 6044, 6045, 6049, 6050A and 6050N.
     trust described in section 4947(a)(1).
                                                                    PRIVACY ACT NOTICE. --Section 6109 requires most recipients
12.  An entity registered at all times under the Investment         of dividend, interest, or other payments to give TINs to
     Company Act of 1940.                                           payers who must report the payments to IRS.  TINs also must be given to persons who must report to the IRS on mortgage
13.  A foreign central bank of issue.                               interest paid, the acquisition or abandonment of secured
                                                                    property and contributions to an individual retirement
14.  A futures commission merchant registered with the              account.  IRS uses TINs for identification purposes and to
     Commodity Futures Trading Commission.                          verify the accuracy of tax returns.  Payers must be given
                                                                    the numbers whether or not recipients are required to file
15.  A middleman known in the investment community as a             tax returns.  Payers must generally withhold 31% of taxable
     nominee or listed in the most recent publication of            interest, dividends, and certain other payments to a payee
     the American Society of Corporate Secretaries, Inc.,           who has not furnished a TIN to a payer.  Certain penalties
     Nominee List.                                                  may also apply.

For interest and dividends, a futures commission merchant           PENALTIES
registered with the Commodity Futures Trading Commission is
NOT exempt.  For broker transactions, payees listed in              (1)  PENALTY FOR FAILURE TO FURNISH TAXPAYER IDENTIFICATION
items (11) and (15) are NOT exempt.  Payments subject to            NUMBER.--If you fail to furnish your correct TIN to a
reporting under sections 6041 and 6041A are exempt only if          requester, you are subject to a penalty of $50 for each
made to payees listed in items (1), (3), (4), (5), (6), (7)         such failure unless your failure is due to reasonable cause
and (13), except a corporation that provides medical and            and not to willful neglect.
health care services or bills and collects payments for
such services. Only payees listed in items (3) through (7)          (2)  CIVIL PENALTY FOR FALSE INFORMATION WITH RESPECT TO
are exempt from backup withholding for barter exchange              WITHHOLDING.--If you make a false statement with no
transactions, patronage dividends and payment by certain            reasonable basis which results in no imposition of backup
fishing boat operators.                                             withholding, you are subject to a penalty of $500.

Payments of dividends and patronage dividends not generally         (3)  CRIMINAL PENALTY FOR FALSIFYING
subject to backup withholding include the following:                INFORMATION.--Willfully falsifying certifications or
                                                                    affirmations may subject you to criminal penalties
*    Payments to nonresident aliens subject to withholding          including fines and/or imprisonment.
     under section 1441.
                                                                                FOR ADDITIONAL INFORMATION CONTACT
                                                                                  YOUR TAX CONSULTANT OR THE IRS
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